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                                                                 Exhibit (h)(15)

                                  AMENDMENT TO
                            ADMINISTRATION AGREEMENT

     AMENDMENT made as of October 1, 2005, between Performance Funds Trust (the "Trust"), a Delaware trust having its principal place of business at 248 East Capitol Street, Jackson, Mississippi, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, to that Administration Agreement dated December 1, 2003, (the "Agreement"), under which BISYS performs certain management and administration services for the Trust. All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

     WHEREAS, BISYS and the Trust wish to amend the Administration Fee payable under the Agreement.

     NOW, THEREFORE, in consideration of the covenants herein contained, the Trust and BISYS hereby agree as follows:

     1. Administration Fee.

     Effective as of October 1, 2005, the Administration Fee set forth in
Section 4(a) of the Agreement is reduced from fifteen one-hundredths of one percent (.15% or 15 basis points) to six and one-half one-hundredths of one percent (.065% or 6.5 basis points).

     2. Miscellaneous.

     (a) The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

     (b) Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement).

     (c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

     (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

                                    * * * * *


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                                        PERFORMANCE FUNDS TRUST


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BISYS FUND SERVICES OHIO, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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